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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use and incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-39841 of HEICO Corporation on Form S-3 of our report dated December 30, 1998, appearing in the Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Certified Public Accountants
Miami, Florida

February 10, 1999